- - - - - - --------------------------------------------------------------------------------
- - - - - - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                            ------------------------
                               (AMENDMENT NO.   )

/X/ Filed by the registrant
/ / Filed by a party other than the registrant

Check the appropriate box:
/ / Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            ------------------------

                                  LUMEX, INC.
- - - - - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- - - - - - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

/ /   $500 per each party to the controversy pursuant to Exchange Act Rule
14a-6(i)(3).

      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

          _____________________________________________________

      (2) Aggregate number of securities to which transaction applies:

          _____________________________________________________


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

          _________________________________________________________

      (4) Proposed maximum aggregate value of transaction:

          _________________________________________________________

      (5) Total fee paid:

          _________________________________________________________

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid: $

     _________________________________________________________

     (2) Form, schedule or registration statement no.:

     _________________________________________________________

     (3) Filing party:

     _________________________________________________________

     (4) Date filed:

     _________________________________________________________

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- - - - - - --------------------------------------------------------------------------------

                                  LUMEX, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 5, 1995

                            ------------------------

     The Annual Meeting of Shareholders of Lumex, Inc., a New York corporation (the 'Corporation'), will be held at Lumex, Inc., 81 Spence Street, Bay Shore, New York 11706 on Monday, June 5, 1995 at 10:00 A.M., local time, for the following purposes:

     1. To elect two directors.

     2. To consider and act upon a proposal to approve the Lumex, Inc. 1995 Omnibus Incentive Plan.

     3. To consider and act upon a proposal to approve the Lumex, Inc. 1995 Stock Retainer Plan for Nonemployee Directors.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 21, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

     TO MAKE CERTAIN THAT YOUR SHARES WILL BE VOTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

                                         By Order of the Board of Directors

                                               Robert McNally
                                                 Secretary

Bay Shore, New York
May 1, 1995

                                  LUMEX, INC.

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 5, 1995

                            ------------------------



     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lumex, Inc. (the 'Corporation') to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Monday, June 5, 1995 and at any adjournments of the meeting (the 'Annual Meeting'). Shareholders of record at the close of business on Friday, April 21, 1995 will be entitled to notice of, and to vote at, such meeting.


     Shareholders who execute proxies may revoke them at any time before they are voted by notice to the Corporation in writing or at the meeting or by delivering, at or prior to the meeting, a properly executed later-dated proxy. Shares represented by an effective proxy given by a shareholder will be voted as directed, unless authority to vote is withheld. If a signed proxy is received but no specification is made thereon, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors.

     The mailing address of the Corporation's principal executive offices is 81 Spence Street, Bay Shore, New York 11706. The approximate date on which this Proxy Statement and the form of proxy were first sent or given to the shareholders of the Corporation was May 3, 1995.

     The Annual Report of the Corporation for the year ended December 31, 1994, including audited financial statements, accompanies this Proxy Statement.

                                 VOTING RIGHTS


     As of the close of business on the record date, the Corporation had outstanding 4,309,673 common shares, par value $.10 per share ('Common Shares'). At all meetings of shareholders, holders of Common Shares are entitled to one vote, exercisable in person or by proxy, for each Common Share held.



     As of the record date, more than five percent of the Corporation's outstanding Common Shares (the Corporation's only outstanding class of voting securities) were owned beneficially by the persons named in the table below. All Common Shares are owned directly, except as otherwise indicated.



     The information concerning the beneficial owners in the following table, other than Charles E. Murcott, was obtained from public filings by those companies with the Securities and Exchange Commission. The Corporation assumes no responsibility for the accuracy of such information.



                                NAME AND ADDRESS OF                                   AMOUNT AND NATURE OF       PERCENT
                                 BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP      OF CLASS

- - - - - - -----------------------------------------------------------------------------------   --------------------    -------------
Surgical Appliance Industries, Inc. ...............................................          529,600              12.3%
3960 Rosslyn Drive
Cincinnati, Ohio 45209
Charles E. Murcott ................................................................          256,470(1)           6.0%
10 Matinecock Farms Road
Glen Cove, NY 11542
Dimensional Fund Advisors Inc. ....................................................          246,900(2)           5.7%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

- - - - - - ------------------
(1) Includes 5,000 shares held by a charitable trust of which Mr. Murcott is a co-trustee and shares voting power. Does not include 27,450 shares owned by Mr. Murcott's wife, Constance Murcott, as to which beneficial ownership is disclaimed.
(2) Dimensional Fund Advisors Inc. ('Dimensional'), a registered investment advisor, is deemed to have beneficial ownership of 246,900 Common Shares as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole voting power for 146,500 Common Shares and sole investment power for 246,900 Common Shares.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following table sets forth, as of March 31, 1995, information with respect to the number of Common Shares of the Corporation beneficially owned by each director and nominee for director of the Corporation, by each of the Named Executive Officers identified herein under the caption 'Summary Compensation Table' other than Mr. Cohen (for whom the number of Common Shares beneficially owned, if any, is unknown), and by all directors and executive officers of the Corporation as a group. Except as otherwise indicated, all shares are owned directly.


                                                                                   AMOUNT AND NATURE OF        PERCENT
NAME OF BENEFICIAL OWNER                                                           BENEFICIAL OWNERSHIP        OF CLASS
- - - - - - --------------------------------------------------------------------------------   --------------------      ------------
Charles J. Boyle................................................................               7,750(2)          (1)
John R. Cowin...................................................................              21,619(2)(3)       (1)
James E. George.................................................................              26,316(2)(6)       (1)
Thomas W. Kahle.................................................................               1,700             (1)
Robert R. McMillan..............................................................               2,200(2)          (1)

Robert McNally..................................................................              36,262(2)(3)       (1)
Charles E. Murcott..............................................................             256,470(4)          6.0%
Carol G. Nelson.................................................................              37,000(2)          (1)
John C. Spratt..................................................................               6,250(5)          (1)
Alan H. Weingarten..............................................................               4,000(2)          (1)
All directors, nominees and executive officers as a group
  (consisting of 10 persons)....................................................             399,567(2)(3)       9.1%


- - - - - - ------------------
(1) Constitutes less than one percent.

(2) Includes shares which the following persons have the right to acquire within 60 days through the exercise of stock options: Mr. Boyle, 3,750 shares; Mr. Cowin, 21,250 shares; Mr. George, 15,000 shares; Mr. McMillan, 2,000 shares; Mr. McNally, 31,625 shares; Mr. Nelson, 2,000 shares; Mr. Weingarten, 2,000 shares; and all directors, nominees and executive officers as a group, 77,625 shares. In each case the percent of class is calculated on the basis that such shares are deemed outstanding. No voting or investment power exists with respect to such shares prior to acquisition.

(3) Includes shares which the following persons have allocated to them under the Lumex, Inc. Employee Stock Ownership Plan: Mr. Cowin, 369 shares; Mr. McNally, 937 shares; and all directors, nominees and executive officers as a group, 1,306 shares.

(4) For information regarding the beneficial ownership of Common Shares by Mr. Murcott, see footnote (1) to the table under 'Voting Rights' above.

(5) Includes 4,600 shares owned by Orthopaedic Health Services, Inc. ('Orthopaedic') and 100 shares owned by Fitness and Back Institute, Inc., a wholly-owned subsidiary of Orthopaedic. Mr. Spratt is the sole owner of Orthopaedic.

(6) Includes 6,316 shares of which Mr. George may be deemed to be the beneficial owner because of a consulting agreement between the Corporation and JDX, Limited, a limited partnership in which Mr. George is a general partner. See 'Additional Information--Certain Relationships and Related Transactions'.

                             ELECTION OF DIRECTORS
                                (Proposal No. 1)

     Two persons are to be elected to the Board of Directors at the Annual Meeting and the remaining four directors will continue in office for the terms specified below. The persons named in the enclosed Proxy intend to vote for the election of the two nominees listed below, unless instructions to the contrary are given therein. Both of the nominees are currently directors of the Corporation. Proxies may not be voted for a greater number of persons than the number of nominees named below.



     The two nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominees as the Director Affairs Committee of the Corporation may select.


     Nominees for directors who receive a plurality of the votes cast by the holders of the outstanding Common Shares entitled to vote at the Annual Meeting will be elected. Abstentions, broker non-votes, and withheld votes are not counted in determining the number of votes cast for any nominee for director. The Board of Directors recommends a vote FOR each nominee.

     Charles E. Murcott, currently a director of the Corporation whose term expires at this year's Annual Meeting, has advised the Corporation recently that he will retire from the Board at that time and will not stand for re-election. Furthermore, the Board currently has two other vacancies, one in the class whose term expires in 1996 and one in the class whose term expires in 1997. The Director Affairs Committee is in the process of identifying qualified candidates to serve on the remaining Board seats. In accordance with the By-laws of the Corporation such vacancies will be filled by a majority vote of the remaining directors then in office, and such directors so elected shall hold office for a term which shall expire with the term of the other directors of such class, and until such directors' respective successors shall have been elected and qualified.


     James E. George, a continuing director and the President and Chief Executive Officer of the Corporation, has announced that he will retire as an officer from the Corporation on May 26, 1995. Following his retirement, Mr. George will remain on the Board of Directors.

     The following table lists the name, age, principal occupation and certain business experience of each of the two nominees and the four continuing directors of the Corporation whose terms of office will continue after the Annual Meeting, the year in which each director's term of office will expire (assuming, in the case of each of the two nominees, such nominees are elected at the Annual Meeting) and the year in which each director was first elected as a director of the Corporation.

                          AGE AT                   PRINCIPAL OCCUPATION                                YEAR FIRST
                         MARCH 1,                       AND CERTAIN                       YEAR TERM      BECAME
         NAME              1995                     BUSINESS EXPERIENCE                  WILL EXPIRE    DIRECTOR
- - - - - - -----------------------  --------   ---------------------------------------------------  -----------   ----------
NOMINEES FOR DIRECTORS
Carol G. Nelson........     63      Chairman and Chief Executive Officer of Security         1998         1983
                                    Archives Corporation, a business records storage

                                    and management company, since September 1986.
John C. Spratt.........     43      Chairman and Chief Executive Officer of Orthopaedic      1998         1990
                                    Health Services, Inc., a physical therapy and
                                    rehabilitation company, since May 1988. Partner in
                                    SCS Business Ventures, a business development
                                    company, since May 1994. From 1985 to May 1988,
                                    President of Lumex Health Services, Inc., formerly
                                    a subsidiary of the Corporation.
CONTINUING DIRECTORS
Thomas W. Kahle........     44      Partner, Graydon Head & Ritchey since 1980. Lead         1996         1991
                                    Director of the Corporation since August 1994.
Robert R. McMillan.....     62      Partner, McMillan, Rather, Bennett & Rigano, P.C.        1996         1987
                                    since January 1991. Previously Counsel to Rivkin,
                                    Radler, Bayh, Hart & Kremer from March 1990 to
                                    January 1991. Prior thereto, partner, Rivkin,
                                    Radler, Dunne & Bayh from January 1986 to September
                                    1989. Director, Empire Blue Cross Blue Shield and
                                    Key Bank of New York.
James E. George........     66      President and Chief Executive Officer of the             1997         1994
                                    Corporation since June 1994. General Partner, JDX
                                    Limited, a limited partnership providing
                                    manufacturing management services, from May 1993 to
                                    June 1994. From 1963 to June 1993 with Becton
                                    Dickinson Company, most recently as Sector Vice
                                    President--Manufacturing, Corporate Medical
                                    Division from September 1991 to June 1993 and
                                    President of its Deseret Medical, Inc. subsidiary
                                    from February 1987 to August 1991. Director,
                                    Douglas & Lomason Company.
Alan H. Weingarten.....     54      Alan H. Weingarten & Associates, Inc., consultant        1997         1987
                                    in general management, marketing and product
                                    planning, since September 1986. Director, Boca
                                    Raton Capital Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation held seven meetings during 1994 and also acted by unanimous written consent throughout the year.

     The Corporation has standing Audit, Compensation, Option, and Director Affairs Committees of the Board of Directors.

     At the end of 1994, the Audit Committee consisted of Robert R. McMillan, Carol G. Nelson, John C. Spratt and Alan H. Weingarten (Chairperson). The functions of the Committee are to recommend to the Board of Directors the engagement and discharge of the independent auditors for the Corporation, analyze the report of such auditors, and make such recommendations to the Board with respect thereto as such committee may deem advisable. The Committee held five formal meetings in 1994.

     At the end of 1994, the Compensation Committee consisted of Thomas W. Kahle

(Chairperson), Robert R. McMillan, John C. Spratt and Alan H. Weingarten. The function of the Committee is to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Corporation. The Committee also administers the Corporation's Long-Term Incentive Plan. The Committee held four meetings during 1994. It is anticipated that the Compensation Committee will administer the Corporation's 1995 Omnibus Incentive Plan, if it is adopted by the shareholders at this Annual Meeting, awarding benefits to key employees of the Corporation and determining the terms and conditions on which such benefits are granted.

     The Option Committee consists of Robert R. McMillan, Charles E. Murcott (Chairperson), and Carol G. Nelson. The Committee administers the Corporation's Amended and Restated 1987 Stock Option Plan, awarding stock options to key employees and non-employee directors of the Corporation and determining the terms and conditions on which the options are granted. The Committee held two meeting during 1994.

     The Nominating Committee, which consisted of Thomas W. Kahle, Robert R. McMillan, Carol G.Nelson, and John C. Spratt, was dissolved in August 1994, and was replaced with a newly formed Director Affairs Committee, consisting of Carol
G. Nelson (Chairperson), John C. Spratt and Alan H. Weingarten. The Committee investigates and reviews the qualifications of candidates to serve on the Board of Directors and recommends nominees to the Board of Directors. During 1994, the Nominating Committee held no meetings, and the Director Affairs Committee held three meetings. The Director Affairs Committee will consider the names and qualifications of candidates for the Board of Directors submitted by shareholders in accordance with the procedures described in 'Shareholder Proposals and Director Nominations for 1996 Annual Meeting' below. In addition to its nominating function, the Director Affairs Committee also evaluates the performance of the Corporation's Chief Executive Officer, recommends committee selections to the Board of Directors and evaluates and makes recommendations regarding the administration of the Board of Directors.

EXECUTIVE OFFICERS

     The following table lists the name, age, present position with the Corporation and certain business experience with respect to the executive officers of the Corporation, other than Mr. George who is listed in the table above.

                                       AGE AT
                                      MARCH 1,                   PRESENT POSITION WITH THE CORPORATION
               NAME                     1995                        AND CERTAIN BUSINESS EXPERIENCE
- - - - - - -----------------------------------   --------   ----------------------------------------------------------------------
Charles J. Boyle...................      49      Vice President of the Corporation and President of the Cybex Division
                                                 since July 1994. From September 1992 to June 1994, Vice President and
                                                 General Manager, Dentsply International (Dental Equipment). From March
                                                 1992 to August 1992, Senior Vice President, Optex Biomedical (Medical

                                                 Patient Monitoring). From April 1987 to February 1992, Vice President,
                                                 Advanced Technology Laboratories (Medical Diagnostic Imaging).
John R. Cowin......................      50      Senior Vice President of the Corporation since June 1994. Vice
                                                 President of the Corporation and President of the Lumex Division since
                                                 January 1992. From 1988 to December 1991, Vice President--Global
                                                 Manufacturing Operations, Davis & Geck Division of American Cyanamid
                                                 Company.
Robert McNally.....................      48      Senior Vice President--Finance since June 1994. Vice
                                                 President--Finance from 1981 to June 1994. Chief Financial Officer and
                                                 Secretary since 1981.

           REPORT OF THE COMPENSATION COMMITTEE AND OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists entirely of non-management directors, and its primary function is to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Corporation. The Option Committee of the Board of Directors consists entirely of non-management directors and administers the Corporation's Amended and Restated 1987 Stock Option Plan.

     The Compensation Committee believes that the most effective compensation program is one that provides executives with incentives to achieve both current and long-term strategic business goals of the Corporation, with the ultimate objective of enhancing shareholder value. Accordingly, the Corporation's executive compensation programs are designed to:

     o Motivate and challenge executive officers to achieve both annual and long-term strategic business goals

     o Align the interests of executive officers with the long-term interests of shareholders

     o Support an environment that rewards executive officers based on corporate, divisional, and individual performance

     o Attract and retain executive officers critical to the long-term success of the Corporation

     The Corporation's compensation package for officers during 1994 consisted of five basic elements: (1) base salary; (2) annual incentive compensation pursuant to the Corporation's bonus incentive compensation program (the 'Bonus Program'); (3) long-term incentives in the form of stock options granted pursuant to the Corporation's Amended and Restated 1987 Stock Option Plan (the '1987 Plan');

(4) intermediate/long-term cash incentives pursuant to the Corporation's Long-Term Incentive Plan (the 'Long-Term Incentive Plan'); and (5) retirement benefits pursuant to the Corporation's Savings and Investment Plan and the

Corporation's Employee Stock Ownership Plan, all of which are available to all non-union employees of the Corporation. Other elements of compensation include potential benefits under severance agreements. In addition, on January 17, 1995, upon recommendation of the Compensation Committee, the Board of Directors granted 5,000 Common Shares to James E. George, the Corporation's President and Chief Executive Officer, in recognition of his contributions to the Corporation during 1994.

     On March 8, 1995, the Compensation Committee recommended and the Board of Directors adopted, subject to shareholder approval, the Lumex, Inc. 1995 Omnibus Incentive Plan (the 'Omnibus Plan'). A description of the Omnibus Plan and the reasons for its adoption are set forth below and in detail elsewhere in this Proxy Statement. In addition, the Board of Directors adopted a stock ownership requirements policy for its executives and key employees, which is discussed below.

     Base salary compensation for executive officers was adjusted in 1994 to above-average industry levels, based on information regarding executive salary levels for comparable companies available through various sources, including the Health Industry Manufacturers Association. The increase in the base salaries of the executive officers in 1994, including Mr. George, the Corporation's Chief Executive Officer, reflected the consideration of competitive data and the expectation of above-average performance. The base salary of Mr. Cohen, the Corporation's former CEO, was established at an industry average level.


     Pursuant to the Bonus Program, officers and key employees may receive cash bonuses based on the annual financial performance of the applicable division of the Corporation or on the Corporation's overall performance. Compensation paid under the Bonus Program for 1994 was based on the achievement of objectives for growth in operating profits of the division to which the officer is assigned or, as in the case of certain officers of the Corporation, including Mr. George, based on the achievement of growth in consolidated operating profits. Mr. Cohen did not receive a bonus for 1994.


     The Option Committee grants stock options to officers and other key employees of the Corporation pursuant to the 1987 Plan as a means of confirming the identity of interests shared by the Corporation's management and its other shareholders by compensating such key personnel based on the appreciation of the Corporation's Common Shares over a period of time. During 1994, options were awarded to the executive officers, including Mr. George, at a per share exercise price equal to the market value of the Common Shares of the Corporation on the date of grant. All such options have a term of ten years and become exercisable ratably over four years beginning one year after the date of grant, except for a 15,000 share option grant to Mr. George that was made upon his joining the Corporation as CEO and which becomes fully exercisable one year after the date of grant. No options were awarded to Mr. Cohen in 1994. In granting stock options to the executive officers, including Mr. George, the Option Committee took into account the practices of comparable companies as verified by an independent consultant, as well as the executive's level of responsibility and past contributions to the Corporation.



     In 1993 the Corporation established the Long-Term Incentive Plan as a mechanism for providing cash incentives to officers for the achievement of long-term financial goals and the implementation of new corporate strategic plans. The Compensation Committee made contingent awards in 1993 to certain officers having three-year performance cycles (January 1, 1993 through December 31, 1995), where the potential cash payout is dependent on the achievement of corporate and/or divisional cumulative earnings goals that were determined by the Compensation Committee. The Compensation Committee currently estimates that only one of the officers granted an award in 1993 could receive a cash payout at the end of the three year cycle based on such earnings goals. No awards were made in 1994.


     During 1994, the Corporation retained Ernst & Young LLP, the Corporation's independent public accountants, to reevaluate the Corporation's executive compensation policies. After a thorough process involving competitive analyses, review of proprietary and proxy information, and deliberations by the Compensation Committee, the Board of Directors adopted, subject to shareholder approval, the Omnibus

Plan on March 8, 1995, which is described elsewhere in this Proxy Statement. The Compensation Committee believes that the Omnibus Plan will assist in aligning the interests of the Corporation's officers to those of its shareholders and in tying executive compensation to increases in shareholder value, and the Compensation Committee recommends that shareholders vote in favor of its approval. On March 8, 1995, subject to the approval by the shareholders of the Omnibus Plan, the Compensation Committee awarded shares of restricted stock to each executive officer, other than Mr. George. Generally, these shares of stock may not be sold or otherwise disposed of until five years after the date of grant, and are forfeited if the executive ceases employment with the Corporation for any reason prior to such date.

     The Compensation Committee believes that linking a portion of an executive's current and potential future net worth to the Corporation's success, as reflected in the stock price, gives the executive a stake parallel to that of the Corporation's other owners and results in long-term management for the benefit of those owners. Consistent with this philosophy, the Compensation Committee recommended and the Board of Directors approved on January 18, 1995, a Stock Ownership Requirements Policy (the 'Policy') for the Corporation's executive officers and other key employees. The Policy establishes minimum levels of stock ownership by the end of 1997 for the Corporation's executive officers as follows: the Chief Executive Officer--stock having a value equal to 150% of base salary; the Chief Financial Officer--75% of base salary; and Division Presidents--100% of base salary. These minimum levels double at the end of 1999. In keeping with this philosophy, it is anticipated that a portion of the payment of incentive compensation, assuming the Omnibus Plan is adopted by shareholders, will be made in stock of the Corporation. The value of shares owned by an executive officer (including shares of restricted stock granted under the Omnibus Plan, whether vested or unvested) will be included in determining an officer's stock ownership for purposes of the Policy, but the value of any shares subject to unexercised stock options will not be counted. Executive officers and other employees covered by the Policy who do not make a bona fide effort to comply with the Policy may have future grants of stock options and restricted stock reduced or eliminated.

Members of the Compensation Committee:          Members of the Option Committee:
Thomas W. Kahle, Chairperson                    Charles E. Murcott, Chairperson
Robert R. McMillan                              Robert R. McMillan
John C. Spratt                                  Carol G. Nelson
Alan H. Weingarten

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1994, the members of the Compensation Committee consisted of Thomas
W. Kahle, Robert R. McMillan, John C. Spratt, and Alan H. Weingarten, and the members of the Option Committee consisted of Robert McMillan, Charles E. Murcott, and Carol G. Nelson.


     John C. Spratt had been from 1985 to May 1988, President of Lumex Health Services, Inc., formerly a subsidiary of the Corporation. Effective May 1, 1988, the Corporation sold substantially all the assets of its then 80% owned subsidiary, Lumex Health Services, Inc., to Orthopaedic Health Services, Inc. ('Orthopaedic') in exchange for a note in the aggregate principal amount of $2,700,000. Orthopaedic is wholly owned by Mr. Spratt. This note was payable based upon a 10 year amortization schedule which commenced July 6, 1992 with a final balloon payment due July 6, 1997. No principal payments on the note were made in 1993; however, Mr. Spratt had previously prepaid $540,000 principal amount of the note. In 1994, Mr. Spratt paid in full the outstanding principal amount plus interest on the note.


     Charles E. Murcott had been the President of the Corporation from 1952 to 1978 and from July 1984 to 1986 and Chairman of the Board from 1977 to December 1987.

                               PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return (change in stock price plus reinvested dividends) on the Corporation's Common Shares with the total returns of the American Stock Exchange Market Value Index, a broad market index covering stocks listed on the American Stock Exchange, and the Media General ('MG') Medical Instruments and Supplies Group, a group encompassing approximately 276 companies.

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF
                     LUMEX, INC., AMEX MARKET VALUE INDEX &
                   MG MEDICAL INSTRUMENTS AND SUPPLIES GROUP


                           [PERFORMANCE GRAPH]

                                                                           1989    1990    1991    1992    1993    1994
                                                                           ----    ----    ----    ----    ----    ----
Lumex, Inc..............................................................   $100    $ 46    $153    $134    $ 95    $121
Amex Mkt. Value Index...................................................    100      85     104     106     126     111
MG Med. Instr. & Supp. Group............................................    100     119     207     184     156     171

     Assumes $100 invested on December 31, 1989 and dividends are reinvested.
Source: Media General Financial Services

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information in respect of the compensation for 1994, 1993, and 1992 of the persons who were, during 1994, the Chief Executive Officer, and at the end of 1994, all other executive officers of the Corporation (sometimes collectively referred to as the 'Named Executive Officers') for services in all capacities to the Corporation and its subsidiaries.

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                  ANNUAL COMPENSATION             ------------
                                        ---------------------------------------    SECURITIES
                                                                    OTHER          UNDERLYING
      NAME AND PRINCIPAL                                            ANNUAL          OPTIONS         ALL OTHER
         POSITION(S)             YEAR    SALARY    BONUS (1)     COMPENSATION         (#)        COMPENSATION (2)
- - - - - - ------------------------------   ----   --------   ---------   ----------------   ------------   ----------------
James E. George, .............   1994   $ 90,000    $88,921(4)     $ 18,156(5)       15,000          $  1,648
  President and Chief
  Executive Officer (3)
Charles J. Boyle, ............   1994     92,500          0                          15,000            19,097
  Vice President and President
  of the Cybex Division (6)
John R. Cowin, ...............   1994    195,000     27,710                          15,000            10,638
  Senior Vice President and      1993    164,000          0                               0            10,026
  President of the Lumex         1992    155,000     54,175(8)                       25,000             3,128
  Division (7)
Robert McNally, ..............   1994    175,000     12,442                          12,500             7,688
  Chief Financial Officer,       1993    146,000     29,200                               0             8,121
  Senior Vice President-         1992    140,000     15,400                          10,000            10,019

  Finance and Secretary
Lawrence N. Cohen, ...........   1994    112,000          0                               0           179,826
  Former President and Chief     1993    224,000          0                               0            11,701
  Executive Officer (9)          1992    215,000     32,250                          18,000            12,291

- - - - - - ------------------
(1) Annual bonus incentive compensation is based on performance in the year shown but determined and paid in the following year.
(2) 'All Other Compensation' for 1994 includes the following: (a) contributions for Mr. Cowin ($1,950) and Mr. McNally ($3,000) made by the Corporation under the Corporation's Savings and Investment Plan, a defined contribution plan meeting the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the 'Savings Plan'), to match 1994 pre-tax elective deferral contributions (included under Salary) made by each to such plan;
    (b) contributions for Mr. George ($1,648), Mr. Boyle ($1,687), Mr. Cowin ($2,869), Mr. McNally ($2,924), and Mr. Cohen ($2,761) made by the Corporation under the Savings Plan's retirement feature whereby the Corporation contributes from its current or accumulated earnings 2% (or such additional amount as the Corporation may determine) of the eligible employees' aggregate annual compensation, which amount is then allocated to eligible employees based on their

                                              (Footnotes continued on next page)

(Footnotes continued from previous page) proportionate compensation for the plan year and their full years of service with the Corporation; (c) the value of Common Shares allocated in 1994 under the Corporation's Employee Stock Ownership Plan to Mr. Cowin ($1,764) and Mr. McNally ($1,764); (d) reimbursement of moving expenses of $17,360 in connection with Mr. Boyle's relocation to Long Island, New York; (e) imputed compensation of $4,055 for Mr. Cowin reflecting the difference between a market rate and the interest-free loan extended to him by the Corporation described under the caption 'Additional Information--Certain Relationships and Related Transactions'; and (f) compensation of $177,065 paid to Mr. Cohen for consulting services he provided to the Corporation following his retirement as described under the caption 'Severance and Consulting Agreements'.
(3) Mr. George joined the Corporation on June 2, 1994.
(4) Includes $71,875, which represents the dollar value of Common Shares granted to Mr. George on January 17, 1995, calculated by multiplying the closing price of a Common Share on the date of grant ($14.375) by the number of shares awarded (5,000). Although granted in 1995, the award was based on performance in 1994. There are no restrictions on these shares.
(5) Includes $10,500 of rental payments that were made on a corporate residence used by Mr. George during the second half of 1994.
(6) Mr. Boyle joined the Corporation in July 1994.
(7) Mr. Cowin joined the Corporation in January 1992.
(8) Includes $10,000 for joining the Corporation to compensate for lost benefits.
(9) Mr. Cohen resigned from his positions with the Corporation on June 2, 1994.


                             OPTION GRANTS IN 1994

     The following table shows all grants of options to the Named Executive Officers of the Corporation in 1994:


                                                                                         POTENTIAL REALIZABLE VALUE
                                              INDIVIDUAL GRANTS (1)                        AT ASSUMED ANNUAL RATES
                            ----------------------------------------------------------      OF STOCK APPRECIATION
                               OPTIONS       PERCENT OF TOTAL    EXERCISE                    FOR OPTION TERM (2)
                               GRANTED      OPTIONS GRANTED TO    PRICE     EXPIRATION   ---------------------------
          NAME              (# OF SHARES)   EMPLOYEES IN 1994     ($/SH)       DATE      0% ($)   5% ($)    10% ($)
- - - - - - -------------------------   -------------   ------------------   --------   ----------   ------   -------   --------
James E. George..........       15,000             10.52%         $ 9.50     06/02/04      $0     $89,617   $227,108
Charles J. Boyle.........       15,000             10.52%           9.50     06/02/04       0      89,617    227,108
John R. Cowin............       15,000             10.52%           9.50     06/02/04       0      89,617    227,108
Robert McNally...........       12,500              8.77%           9.50     06/02/04       0      74,681    189,257


- - - - - - ------------------
(1) The options were granted under the terms of the Corporation's Amended and Restated 1987 Stock Option plan at a per share exercise price equal to the market price of a Common Share on the date of grant. The options were all granted on June 2, 1994 and become exercisable over four years in annual increments of 25% beginning one year after the date of grant, except for the 15,000 share option grant to Mr. George, which becomes fully exercisable one year after the date of grant. The exercise price may be paid in cash or by delivery of already owned shares. The Option Committee has the right to accelerate the exercisability of any of the options.
(2) The potential realizable value is the product of (a) the difference between:
    (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (i.e., the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option; and (b) the number of securities underlying the grant at fiscal year-end. The dollar amounts under these columns are the result of calculations at the 0% and the 5% and 10% assumed rates of appreciation prescribed by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the Corporation's Common Shares. The actual value that any Named Executive Officer may realize, if any, will depend on the amount by which the market price of the Common Shares at the time of exercise exceeds the exercise price.

                    AGGREGATED OPTION EXERCISES IN 1994 AND
                       OPTION VALUES AT DECEMBER 31, 1994

     Mr. Cohen is the only Named Executive Officer who exercised options in 1994. The following table provides information as to the shares acquired on exercise and the value realized by Mr. Cohen and the value of options held by the Named Executive Officers at year-end measured in terms of the closing price of a Common Share on December 31, 1994 ($12.75 per share).


                                                                                   NUMBER OF
                                                                                  SECURITIES             VALUE OF
                                                       SHARES                     UNDERLYING        UNEXERCISED IN-THE-
                                                     ACQUIRED ON     VALUE       UNEXERCISED         MONEY OPTIONS AT
                                                     EXERCISE      REALIZED     OPTIONS AT DEC.      DEC. 31, 1994 ($)
                                                         (#)         ($)(1)      31, 1994 (#)              (2)
                                                    ----------   ----------    ---------------      -------------------
                                                                                 EXERCISABLE/          EXERCISABLE/
NAME                                                                             UNEXERCISABLE         UNEXERCISABLE
- - - - - - ----                                                                           ---------------      -------------------
James E. George..................................             0     $     0               0/             $       0/
                                                                                     15,000                 48,750
Charles J. Boyle.................................             0           0               0/                     0/
                                                                                     15,000                 48,750
John R. Cowin....................................             0           0          17,500/                     0/
                                                                                     22,250                 48,750
Robert McNally...................................             0           0          28,500/               134,975/
                                                                                     17,500                 40,625
Lawrence N. Cohen................................         6,500      28,405               0/                     0/
                                                         18,000      81,000               0                      0


- - - - - - ------------------
(1) Value realized is the difference between the market price of a Common Share on the date of exercise and the exercise price of the option, multiplied by the number of Common Shares underlying the option.
(2) Value of unexercised 'in-the-money' options is the difference between the market price of a Common Share on December 31, 1994 and the exercise price of the option, multiplied by the number of Common Shares underlying the option.

SEVERANCE AND CONSULTING AGREEMENTS

     The Corporation has an executive severance agreement with Mr. Cowin. The severance agreement provides that if the employee's employment is terminated during the two years following a 'change in control' of the Corporation either by the Corporation (other than for 'cause') or by the employee for a 'good reason,' as those terms are defined in the severance agreement, a lump sum payment will be made to such employee. The severance agreement provides for a lump sum payment of 2.99 times the 'base amount,' as defined in Section 280G of the Internal Revenue Code of 1986, the base amount approximating the average annual compensation for the five years preceding a 'change of control' of the Corporation. The payments and benefits provided by the severance agreement to the employee are limited such that the value thereof when aggregated with other benefits or payments paid to such employee in connection with a termination of his employment would not exceed three times the 'base amount' for such employee.

     Mr. Cohen resigned as a director, officer and employee of the Corporation in June 1994. Following such date and until June 30, 1997, Mr. Cohen will provide consulting services to the Corporation and be paid an aggregate cash amount of $522,000 over the three year period for such services. The Corporation will also provide Mr. Cohen with the use of a leased automobile and with substantially the same medical and health benefits generally provided to employees of the Corporation. Mr. Cohen's consulting agreement contains a provision pursuant to which he has agreed not to compete with the Corporation.

COMPENSATION OF DIRECTORS

     During 1994, directors who were not employees of the Corporation received an annual fee of $7,500 plus $1,000 for each meeting attended or $250 for each telephone meeting. Directors who acted as a chairperson of a committee received an annual fee of $1,500 while those who were members of a committee (including the chairperson) received a fee of $1,000 for each special meeting of such committee attended on a day other than on a day on which a meeting of the Board of Directors was being held. Directors were also eligible to receive stock options pursuant to the Corporation's Amended and Restated 1987 Stock Option Plan. In 1994, no options were granted to any non-management directors. In addition, Thomas W. Kahle received approximately $28,000 for providing extensive services as the chairperson of a special committee of the Board of Directors. In 1995, John C. Spratt received $33,000 from the Corporation for consulting services and the cancellation of outstanding options.

     The Corporation intends to implement a new compensation program for nonemployee directors in 1995. Under this new program, (1) each nonemployee director (other than the Lead Director) will receive an annual retainer of $18,000, seventy percent of which will be payable in Common Shares of the Corporation (subject to shareholder approval of the 1995 Stock Retainer Plan for Nonemployee Directors discussed below), and will receive additional cash fees for attendance at Board or committee meetings or for serving as chairperson of a committee, and (2) the Lead Director will receive an annual retainer of $52,000, fifty percent of which will be payable in Common Shares of the Corporation (subject to shareholder approval), and the Lead Director will not receive additional fees for attendance at Board or committee meetings or for serving as chairperson of a committee.

                             ADDITIONAL INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Thomas W. Kahle, a director of the Corporation, is a partner in the Cincinnati law firm of Graydon Head & Ritchey, which is general counsel to Surgical Appliance Industries, Inc., a 12.3% shareholder in the Corporation. See 'Voting Rights' above. Mr. Kahle disclaims any beneficial interest in the shares of the Corporation owned by Surgical Appliance Industries, Inc.




     In 1994, the Corporation purchased approximately $265,279 of products manufactured by Surgical Appliance Industries, Inc., a 12.3% shareholder in the Corporation.


     Robert R. McMillan, a director of the Corporation, is a partner in the law firm of McMillan, Rather, Bennett & Rigano, P.C., which was paid $189,141 by the Corporation for providing legal services during 1994.


     John C. Spratt had been from 1985 to May 1988, President of Lumex Health Services, Inc., formerly a subsidiary of the Corporation. Effective May 1, 1988, the Corporation sold substantially all the assets of its then 80% owned subsidiary, Lumex Health Services, Inc., to Orthopaedic Health Services, Inc. ('Orthopaedic') in exchange for a note in the aggregate principal amount of $2,700,000. Orthopedic is wholly owned by Mr. Spratt. This note is payable based upon a 10 year amortization schedule which commenced July 6, 1992 with a final balloon payment due July 6, 1997. No principal payments on the note were made in 1993; however, Mr. Spratt has previously prepaid $540,000 principal amount of the note. In 1994, Mr. Spratt paid in full the outstanding principal amount plus interest on the note.


     The Company has extended to John R. Cowin, an executive officer of the Corporation, an interest-free loan in the amount of $67,577 in order to facilitate his relocation to the Long Island area. The loan is paid through a deduction of one-third of his annual bonus until fully repaid. During 1994, the largest amount of the loan outstanding was $67,577, and as of March 31, 1995, $58,340 was outstanding.

     In January 1994, the Corporation entered into a consulting agreement with JDX, Limited, a limited partnership in which James E. George (director, president and chief executive officer of the Corporation) is a general partner. Pursuant to the agreement, Mr. George provided the Corporation with certain full-time management and operational consulting services until June 1994, when he was named president and chief executive officer of the Corporation. Under the terms of the agreement, JDX, Limited received $15,000 in cash per month, plus at the end of the engagement, a stock bonus equal to $60,000. Pursuant to the agreement, 6,316 shares were issued, which was determined by dividing $60,000 by $9.50, the average price of a Common Share on January 17, 1994. Such number of shares is included in the table of Security Ownership by Management for Mr. George. Pursuant to the consulting agreement, the Corporation also reimbursed Mr. George for certain out-of-pocket expenses.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and any persons who own more than ten percent of the Corporation's Common Shares to file reports of initial ownership of the Corporation's Common Shares and subsequent changes in that ownership with the Securities and Exchange Commission and the American Stock Exchange, Inc. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Corporation, or written representations from certain reporting persons that no Forms 5 were required, the Corporation believes that during the 1994 fiscal year all Section 16(a) filing requirements were complied with, except that three reports for one transaction each were filed late by Charles J. Boyle.


                    APPROVAL OF 1995 OMNIBUS INCENTIVE PLAN
                                (Proposal No. 2)

BACKGROUND

     The Board of Directors is proposing for shareholder approval the 1995 Omnibus Incentive Plan (the 'Omnibus Plan'). The Omnibus Plan intended to provide incentives which will attract and retain highly competent persons as officers and key employees of the Corporation and its subsidiaries, by providing them opportunities to acquire shares of stock or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein. Furthermore, the Omnibus Plan, together with the Corporations's Stock Ownership Requirements Policy (which is described in the Report of the Compensation Committee and Option Committee on Executive Compensation), is intended to assist in aligning the interests of the Corporation's officers and key employees to those of its shareholders.

     For the past eight years, the Corporation has employed a stock option plan (the '1987 Plan') for the purposes of retaining and attracting key employees. As of April 21, 1995, there were only 59,300 Common Shares remaining available for the grant of options under the 1987 Plan. This number is expected to be exhausted within the 1995 calendar year. During 1994, the Corporation retained Ernst & Young LLP, the Corporation's independent public accountants, to reevaluate the Corporation's executive compensation policies. After a thorough process involving competitive analyses, review of proprietary and proxy information, and deliberations by the Compensation Committee, the Board of Directors adopted, subject to shareholder approval, the Omnibus Plan on March 8, 1995.


     In structuring the Omnibus Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered to carry out the purposes of the Omnibus Plan. This authority will permit the Corporation to keep pace with changing developments in management compensation and make the Corporation competitive with those companies that offer creative incentives to attract and retain key management employees. The flexibility of the Omnibus Plan will allow the Corporation to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. Many other companies have addressed these same issues in recent years and adopted an 'omnibus' type of plan. The Omnibus Plan grants the administrators discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

     The following summary of the Omnibus Plan is not intended to be complete and is qualified in its entirety by reference to the Omnibus Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

SHARES AVAILABLE


     The Omnibus Plan makes available for Benefits (as defined below) an aggregate amount of 250,000 shares of Common Stock, subject to certain adjustments. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. Any shares of Common Stock subject to a stock option which for any reason is cancelled (excluding shares subject to a stock option cancelled upon the exercise of a related stock appreciation right) or terminated without having been exercised, or any stock awards or performance awards which are forfeited, shall again be available for Benefits under the Omnibus Plan, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934 (the 'Exchange Act') regarding the availability of such shares.


ADMINISTRATION


     The Omnibus Plan provides for administration by a committee (the 'Committee') appointed by the Board of Directors from among its members (which may be the Compensation Committee), which shall be comprised of not less than two non-employee members of the Board; provided, however, that each member of the Committee must qualify as a 'disinterested person' within the meaning of Rule 16b-3 under the Exchange Act. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Omnibus Plan and to make such determinations and interpretations and to take such action in connection with the Omnibus Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Committee's powers are the authority to select officers and other key employees of the Company and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits and to grant extensions and accelerations of Benefits.


ELIGIBILITY FOR PARTICIPATION

     Officers and other key employees of the Corporation or any of its subsidiaries are eligible to participate in the Omnibus Plan. The selection of participants from eligible employees is within the discretion of the Committee. The estimated number of employees who are eligible to participate in the Omnibus Plan is 80.

TYPES OF BENEFITS



     The Omnibus Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards, including restricted stock; (4) performance awards; and (5) bonus stock purchase awards (collectively, 'Benefits'). Benefits may be granted singly, in combination, or in tandem as determined by the Committee.


STOCK OPTIONS

     Under the Omnibus Plan, the Committee may grant awards in the form of options to purchase shares of the Common Stock. Options may be either incentive stock options, qualifying for special tax treatment, or non-qualified options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Omnibus Plan. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate, including, without limitation, compliance of the participant with the Company's Stock Ownership Requirements Policy.

STOCK APPRECIATION RIGHTS (SARS)

     The Omnibus Plan authorizes the Committee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment, in cash or Common Stock, equal to the excess of (x) the fair market value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the fair market value, or other specified valuation, of such shares of Common Stock on the date the right is granted, all as determined by the Committee. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time. Consistent with past practice under the 1987 Plan, the Corporation does not currently anticipate that SARs will be issued under the Omnibus Plan.

STOCK AWARDS


     The Omnibus Plan authorizes the Committee to grant awards in the form of restricted or unrestricted shares of Common Stock ('Stock Awards'), which includes mandatory stock bonus incentive compensation. Such awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability, continued employment and performance goals established by the Committee over a designated period of time.


     On March 8, 1995, subject to the approval by the shareholders of the Omnibus Plan, the Compensation Committee awarded shares of restricted stock to each executive officer, other than Mr. George, and several other key employees. See the table under the caption 'New Plan Benefits under the Omnibus Plan and the Retainer Plan' below. Generally, these shares of stock may not be sold or otherwise disposed of until five years after the date of grant, and are forfeited if the employee ceases employment with the Corporation for any reason prior to such date.

PERFORMANCE AWARDS

     The Omnibus Plan allows for the grant of performance awards which may take the form of cash, shares of stock, performance units, performance shares, or any combination thereof. Such awards will be contingent upon the attainment over a period to be determined by the Committee of certain performance goals. The length of the performance period, the performance goals to be achieved and the measure of whether and to what degree such goals have been achieved will be determined by the Committee. Payment of earned Performance Awards will be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

BONUS STOCK PURCHASE AWARDS

     The Committee may by written notice permit a participant selected by the Committee to elect to purchase shares of Common Stock with up to a maximum percentage, as determined by the Committee, of funds otherwise payable to such participant pursuant to the Company's annual bonus incentive compensation program ('Bonus Stock Purchase Awards'). Only those participants who make timely Bonus Conversion Elections (as defined below) will be eligible to receive a Bonus Stock Purchase Award. The amount purchased in accordance with a Bonus Conversion Election will be subject to reduction or to such other limitations as are from time to time established by the Committee. Not later than on a participant's annual bonus payment date, each participant selected by the Committee may make an irrevocable election ('Bonus Conversion Election') to convert a fixed percentage of his or her annual incentive bonus for that fiscal year by filing a conversion election form (as may be prescribed by the Committee) with the Committee; provided, however, that any participant who is subject to Section 16 of the Exchange Act must elect to convert his or her annual incentive bonus at least six months prior to the day the amount of such bonus is determined, or at such other time as the Committee may establish. On a participant's annual incentive bonus payment date, an amount equal to the portion of the participant's bonus that is validly converted will be used to purchase a number of shares of Common Stock, at a per-share purchase price fixed by the Committee; provided, however, that the per-share purchase price will not be less than 85% of the fair market value of the Common Stock on the regular bonus payment date had it been paid in cash. Bonus Stock Purchase Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares.

OTHER TERMS OF BENEFITS

     The Omnibus Plan provides that Benefits shall not be transferable otherwise than by will or the laws of descent and distribution. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Notwithstanding the foregoing, the Committee may permit the transferability of an award by a participant to members of the participant's immediate family or trusts or family partnerships for the benefit of such person.

     Upon the grant of any Benefit, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Omnibus Plan. No Benefit shall be granted after March 7, 2005. The Board of Directors reserves the right to amend, suspend or terminate the Omnibus Plan at any time, subject to the rights of participants with respect to any outstanding Benefits.

     The Omnibus Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company. In addition, if there is a Change in Control (as defined in the Omnibus Plan) of the Company, all then outstanding Stock Options and Stock Appreciation Rights immediately become exercisable; however, any spin-off of a division or subsidiary of the Company to its shareholders shall not constitute a Change in Control of the Company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The statements in the following paragraphs of the principal federal income tax consequences of Benefits under the Omnibus Plan (as well as the later discussion of the 1995 Stock Retainer Plan for Nonemployee Directors) are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

     Incentive Stock Options. Incentive stock options ('ISOs') granted under the Omnibus Plan are intended to meet the definitional requirements of Section 422(b) of the Internal Revenue Code of 1986, as amended (the 'Code') for 'incentive stock options.'



     An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal 'alternative minimum tax', which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Corporation from the date of grant of the option until 3 months prior to the exercise thereof, except where such employment terminates by reason of disability (where the 3 month period is extended to 1 year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption 'Non-qualified Options and Stock Appreciation Rights'.

     Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the 'applicable holding period'), the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period--thereby making a 'disqualifying disposition'--the employee would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, income would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time).

     An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a 'disqualifying disposition' of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares.


     The Corporation will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Corporation generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Corporation and is reasonable and the limitations of Sections 162(m) and 280G of the Code (as described below) do not apply.


     Non-Qualified Options and Stock Appreciation Rights. Non-qualified stock options ('NSOs') granted under the Omnibus Plan are options that do not qualify as ISOs. An employee who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.


     As a result of Section 16(b) of the Exchange Act, the timing of income recognition may be deferred (i.e., the 'Deferral Period') for any individual who is an officer or director of the Corporation or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Corporation. Absent a
Section 83(b) election (as described below under 'Other Awards'), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.



     The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or SAR will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, the Corporation may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.



     A federal income tax deduction generally will be allowed to the Corporation in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Corporation and is reasonable and the limitations of Sections 162(m) and 280G of the Code do not apply.


     If an individual exercises an NSO by delivering shares of Common Stock to the Corporation, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a 'disqualifying disposition' as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and the Corporation likewise generally will be entitled to an equivalent tax deduction.

     Other Awards. With respect to other Benefits under the Omnibus Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the

Common Stock received.

     With respect to Benefits under the Omnibus Plan that are settled in shares of Common Stock that are restricted to transferability or subject to a substantial risk of forfeiture--absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a 'Section 83(b) election')--an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares (the 'Restrictions') lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any.

     The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the Omnibus Plan will be subject to both wage withholding and employment taxes.


     The Corporation generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 162(m) of the Code (as described below) do not apply.



     Dividends and Dividend Equivalents. To the extent Benefits under the Omnibus Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Omnibus Plan, an individual may recognize ordinary income with respect to such dividends or dividend equivalents.



     Change in Control. As described above, upon a 'change in control' of the Corporation, all of the then outstanding stock options and SARs will immediately become exercisable. In general, if the total amount of payments to an individual that are contingent upon a 'change in control' of the Corporation (as defined in Section 280G of the Code), including payments under the Omnibus Plan that vest upon a 'change in control,' equals or exceeds three times the individual's 'base amount' (generally, such individual's average annual compensation for the five complete years preceding the change in control), then, subject to certain exceptions, the payments may be treated as 'parachute payments' under the Code, in which case a portion of such payments would be non-deductible to the Corporation and the individual would be subject to a 20% excise tax on such portion of the payments.



     Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation, provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Corporation does not intend that any awards granted under the Omnibus Plan will qualify for the performance-based compensation exception to Section 162(m).


OTHER INFORMATION

     The closing price of a Common Share as reported on the American Stock Exchange for April 21, 1995, was $12.875 per share.

     The Omnibus Plan is being submitted for shareholder approval in accordance with the laws of the State of New York and to comply with rules of the Securities and Exchange Commission and the American Stock Exchange. The affirmative vote of the holders of a majority of the Common Shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the matter is required for approval of the Omnibus Plan. Abstentions are treated as votes against approval of the Omnibus Plan. Broker non-votes are not considered in the calculation of the majority, although they do reduce the number of 'Votes For' required. If the Omnibus Plan is not approved by the shareholders, the Corporation will reconsider the alternatives available with respect to the compensation of officers and key employees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE OMNIBUS PLAN.

                      ------------------------------------

         APPROVAL OF 1995 STOCK RETAINER PLAN FOR NONEMPLOYEE DIRECTORS
                                (Proposal No. 3)

     As discussed above under 'Executive Compensation--Compensation of Directors,' the Corporation intends to implement a new compensation program for its nonemployee directors beginning in 1995. Among other things, this new program contemplates that each nonemployee director of the Corporation (other than the Lead Director) will receive an annual retainer, of which seventy percent will be payable in Common Shares of the Corporation rather than in cash, and that the Lead Director will receive fifty percent of his annual retainer in Common Shares. The payment of the annual retainer in Common Shares is expected
(i) to further the identity of interests of the nonemployee directors with the interests of the Corporations's other shareholders, (ii) to stimulate and sustain constructive and imaginative thinking by such nonemployee directors, and
(iii) to induce the service or continued service of the most highly qualified individuals to serve as nonemployee directors of the Corporation.

     Accordingly, the Board of Directors of the Corporation has approved and is recommending that the shareholders approve the 1995 Stock Retainer Plan for Nonemployee Directors (the 'Retainer Plan') for this purpose. The following summary of the Retainer Plan is not intended to be complete and is qualified in its entirety by reference to the Retainer Plan, a copy of which is attached as Exhibit B to this Proxy Statement.

     The Retainer Plan provides that, beginning on the date shareholders approve the Retainer Plan (the "Approval Date"), on March 31, June 30, September 30 and December 31 of each calendar year (each, a 'Payment Date'), each person serving as a nonemployee director on such Payment Date will, for service as such, be issued a number of shares of stock of the Corporation (a 'Stock Retainer') equal to one-quarter (1/4) of the quotient obtained by dividing (i) seventy percent (70%) of his annual retainer or, in the case of the Lead Director, fifty percent (50%) of his annual retainer (the 'Retainer Amount') by (ii) the fair market value of a Common Share on January 1 of such calendar year. Any fractional share resulting from such calculation will be rounded upwards to the next whole share. On the first Payment Date after the Approval Date, each person who served as a nonemployee director on January 1, 1995 will receive, in addition to the Stock Retainer payable on such Payment Date, a Stock Retainer in respect of the March 31, 1995 Payment Date (which was not previously paid pending shareholder approval of the Plan), subject to adjustment provided in the Plan. In the event that a Stock Retainer is to be paid on a Payment Date to a person who shall have commenced or ceased service as a nonemployee director subsequent to the immediately preceding Payment Date, his Stock Retainer shall be adjusted to reflect the percentage of the quarter during which such person served as such. Shares of Common Stock received pursuant to a Stock Retainer in respect of a Payment Date may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of until at least six months and one day after such Payment Date.


     No Stock Retainer will be issued to a nonemployee director who is removed for cause, as specified in the Company's Restated Certificate of Incorporation, as the same may be amended.

     Only nonemployee directors are eligible to participate in the Retainer Plan. As defined in the Retainer Plan, a nonemployee director is an individual who serves as a director of the Company and who is not an officer or employee of the Company or its subsidiaries. Currently there are six nonemployee directors of the Corporation.

SHARES AVAILABLE FOR ISSUANCE

     Up to 35,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like) may be issued pursuant to the Retainer Plan. It is contemplated that authorized but unissued shares of Common Stock or treasury shares will be used under the Retainer Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     Assuming that the nonemployee directors who participate in the Retainer Plan are subject to the reporting and short swing profit recovery provisions of
Section 16 of the Exchange Act, absent a Section 83(b) election (as described under 'Approval of 1995 Omnibus Incentive Plan'), a nonemployee director who receives Common Stock under the Retainer Plan generally will recognize income six months after the grant of such Common Stock in an amount equal to the fair market value (on such date) of the shares of Common Stock received. If, however, a Section 83(b) election is made, a nonemployee director will recognize income, as of the date of grant, in an amount equal to the fair market value (on such date) of the shares of Common Stock received. Provided that the amount of ordinary income taxable to the nonemployee director constitutes an ordinary and necessary business expense and is reasonable, the Company will be entitled to a deduction in an equivalent amount.

ACCOUNTING TREATMENT OF STOCK RETAINERS

     The issuance of shares in payment of annual retainers will result in compensation expense based on the fair market value of such shares.

TERMINATION AND AMENDMENT

     The Retainer Plan terminates on March 7, 2005 (unless sooner terminated by the Board of Directors). The Retainer Plan may be amended, suspended or terminated by the Board of Directors without shareholder approval, except as specified in Section 8 of the Retainer Plan (which effectively prohibits the amendment of the Retainer Plan more than once every six months in a manner that would affect the formula by which Common Shares are issued to nonemployee directors thereunder).

GENERAL

     The Retainer Plan is being submitted for shareholder approval in accordance with the laws of the State of New York and to comply with rules of the Securities and Exchange Commission and the American Stock Exchange. The affirmative vote of the holders of a majority of the Common Shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the matter is required for approval of the Retainer Plan. Abstentions are treated as votes against approval of the Omnibus Plan. Broker non-votes are not considered in the calculation of the majority, although they do reduce the number of 'Votes For' required. If the Retainer Plan is not approved by the shareholders, the Corporation will reconsider the alternatives available with respect to the compensation of nonemployee directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE RETAINER PLAN.

                      ------------------------------------

NEW PLAN BENEFITS UNDER THE OMNIBUS PLAN AND THE RETAINER PLAN

     The following table shows (i) the shares of Restricted Stock under the Omnibus Plan that have been granted to the individuals and groups set forth below through the record date and (ii) the shares to be paid as a Stock Retainer under the Retainer Plan to the individuals and groups set forth below during

1995, in each case, subject to shareholder approval at this Annual Meeting.

                                                                               OMNIBUS PLAN(1)         RETAINER PLAN(2)
                                                                            ---------------------    ---------------------
                                                                             DOLLAR       NUMBER      DOLLAR       NUMBER
                            NAME AND POSITION                               VALUE ($)    OF UNITS    VALUE ($)    OF UNITS
- - - - - - -------------------------------------------------------------------------   ---------    --------    ---------    --------
James E. George, ........................................................          0           0           --          --
  President and Chief Executive Officer

Charles J. Boyle, .......................................................     27,869       2,275           --          --
  Vice President and President of the Cybex Division

John R. Cowin, ..........................................................     28,824       2,353           --          --
  Senior Vice President and President of the Lumex Division

Robert McNally, .........................................................     17,530       1,431           --          --
  Chief Financial Officer, Senior Vice President--
  Finance and Secretary

Lawrence N. Cohen, ......................................................         --          --           --          --
  Former President and Chief Executive Officer

Executive Officer Group .................................................     74,223       6,059           --          --

Non-Executive Officer Director Group ....................................         --          --       82,700       6,486

Non-Executive Officer Employee Group ....................................    104,517       8,532           --          --

- - - - - - ------------------

(1) The information in this table for the Omnibus Plan refers to shares of restricted stock that were granted to employees of the Corporation on March 8, 1995, subject to approval of this Plan by the Corporation's shareholders. The dollar value shown for the shares is based on the closing price of a Common Share on March 8, 1995, which was $12.25 per share.



(2) The information in this table for the Retainer Plan refers to shares that are to be paid as a Stock Retainer to nonemployee directors under the Retainer Plan during 1995, subject to approval of this Plan by the Corporation's shareholders. The dollar value shown for the shares is based on the closing price of a Common Share on December 31, 1994, which was $12.75 per share.

                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

                            FOR 1996 ANNUAL MEETING


     Any proposals by a shareholder intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Corporation no later than January 1, 1996 and be in compliance with applicable Securities and Exchange Commission regulations, for inclusion in the Corporation's proxy statement relating to such meeting.


     The Corporation's by-laws provide that any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Corporation not later than (i) with respect to an election held at an annual meeting of shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A copy of the pertinent by-law provision, which sets forth additional requirements for the form of such notice, is available on request to Robert McNally, Corporate Secretary, Lumex, Inc., 81 Spence Street, Bay Shore, New York 11706.

                         INDEPENDENT PUBLIC ACCOUNTANTS


     The Board of Directors has appointed Ernst & Young LLP, independent public accountants, to audit the financial statements of the Corporation for the fiscal year ending December 31, 1995. Ernst & Young LLP has audited the Corporation's financial statements since 1983. Representatives of Ernst & Young LLP are expected to attend the 1995 Annual Meeting of Shareholders of the Corporation and will be afforded an opportunity to make a statement and to respond to appropriate questions.


                            SOLICITATION OF PROXIES

     Proxies may be solicited by directors, officers and a small number of regular employees of the Corporation personally or by mail, telephone, telegraph or otherwise, but such persons will not be specially compensated for such service. Banks and brokers will be requested to solicit proxies from their customers, where appropriate, and the Corporation will reimburse them for their reasonable expenses. The cost of such solicitation will be borne by the Corporation.

                                 OTHER MATTERS

     Management is not aware of any matters to be presented for action at the meeting other than the election of directors and the approval of the Omnibus Plan and the Retainer Plan and does not intend to bring any other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.


                                         By Order of the Board of Directors
                                         Robert McNally
                                         Secretary

Bay Shore, New York
May 1, 1995

                                   APPENDIX
                                                                       EXHIBIT A
                                  LUMEX, INC.
                          1995 OMNIBUS INCENTIVE PLAN

     1. PURPOSE. The Lumex, Inc. 1995 Omnibus Incentive Plan (the 'Plan') is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of Lumex, Inc. (the 'Company') and its subsidiaries, by providing them opportunities to acquire shares of the common stock, $.10 par value per share, of the Company ('Common Stock') or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein. Furthermore, the Plan, together with the Company's Stock Ownership Requirements Policy, is intended to assist in aligning the interests of the Company's officers and key employees to those of its shareholders.

     2. ADMINISTRATION. (a) The Plan will be administered by a committee (the 'Committee') appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee), which shall be comprised of not less than two non-employee members of the Board; provided, however, that each member of the Committee must qualify as a 'disinterested person' within the meaning of Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.


     (b) The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or to a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to officers and key employees of the Company who are subject to Section 16 of the Exchange Act.


     3. PARTICIPANTS. Participants will consist of such officers and key employees of the Company and its subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Non-employee directors of the Company shall not be eligible to participate in the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The

Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.


     4. TYPE OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Bonus Stock Purchase Awards (each as described below, and collectively, the 'Benefits'). Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve.


     5. COMMON STOCK AVAILABLE UNDER THE PLAN. The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under this Plan shall be 250,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 11 hereof. Any shares of Common Stock subject to a Stock Option which for any reason is cancelled (excluding shares subject to a Stock Option cancelled upon the exercise of a related Stock Appreciation Right) or terminated without having been exercised, or any Stock Awards or Performance Awards which are forfeited, shall again be available for Benefits under the Plan, to the extent permitted by Rule 16b-3 under the Exchange Act regarding the availability of such shares.

     6. STOCK OPTIONS. Stock Options will consist of awards from the Company that will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. Stock Options may be 'incentive stock options' ('Incentive Stock Options') within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code') or Stock Options which do not constitute Incentive Stock Options ('Nonqualified Stock Options'). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

          (a) EXERCISE PRICE. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, that the per-share exercise price for Incentive Stock Options shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date the option is granted.

          (b) PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate, including, without limitation, compliance of the participant with the Company's Stock Ownership Requirements Policy.

          (c) EXERCISE PERIOD. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option at the date of grant.

          (d) LIMITATIONS ON INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing

     (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.


     7. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, options. A Stock Appreciation Right means a right to receive a payment, in cash or Common Stock, equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation, of such shares of Common Stock on the date the right is granted, all as determined by the Committee. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time, including, without limitation, rights conditioned upon the occurrence of certain events, such as a Change in Control (as defined below) of the Company.


     8. STOCK AWARDS. Stock Awards (which includes mandatory stock bonus incentive compensation) will consist of Common Stock transferred to participants with or without other payments therefor as additional compensation for services to the Company. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

     9.  PERFORMANCE AWARDS.

     (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may take the form of, as determined by the Committee, including, without limitation, cash, shares of Common Stock, performance units and performance shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives. The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance goals may be based upon, without limitation, Company-wide, divisional, project team, and/or individual performance.

     (b) The Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

     (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require the deferral of, the receipt of

Performance Awards upon such terms as the Committee deems appropriate.

     10.  BONUS STOCK PURCHASE AWARDS.

     (a) The Committee may by written notice permit a participant selected by the Committee to elect to purchase shares of Common Stock with up to a maximum percentage, as determined by the Committee, of funds otherwise payable to such participant pursuant to the Company's annual bonus incentive compensation program ('Bonus Stock Purchase Awards'). Only those participants who make timely Bonus Conversion Elections (as defined below) shall be eligible to receive a Bonus Stock Purchase Award. The amount purchased in accordance with a Bonus Conversion Election shall be subject to reduction or to such other limitations as are from time to time established by the Committee.

     (b) Not later than on a participant's annual bonus payment date, each participant selected by the Committee may make an irrevocable election ('Bonus Conversion Election') to convert a fixed percentage of his or her annual incentive bonus for that fiscal year by filing a conversion election form (as may be prescribed by the Committee) with the Committee; provided, however, that any participant who is subject to Section 16 of the Exchange Act must elect to convert his or her annual incentive bonus at least six months prior to the day the amount of such bonus is determined, or at such other time as the Committee may establish.

     (c) On a participant's annual incentive bonus payment date, an amount equal to the portion of the participant's bonus that is validly converted shall be used to purchase a number of shares of Common Stock, at a per-share purchase price fixed by the Committee; provided, however, that the per-share purchase price shall not be less than 85% of the Fair Market Value of the Common Stock on the regular bonus payment date had it been paid in cash. On the same date or as soon as practicable thereafter, such number of shares of Common Stock shall be registered in the participant's name, and stock certificates shall be issued therefor to the participant.

     (d) Bonus Stock Purchase Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares. The Committee may also require that stock certificates evidencing such shares bear restrictive legends until the restrictions thereon shall have lapsed.

     11.  ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.


     (a) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock

Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.


     (b) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options and Stock Appreciation Rights shall immediately become exercisable. For purposes of this
Section 11(b), a 'Change in Control' of the Company shall be deemed to have occurred upon any of the following events:


          (i) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

          (ii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be 'Continuing Directors' (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

          (iii)  The Company's Common Stock shall cease to be publicly traded;
     or

          (iv) The Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or


          (v) The Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 11(b)(ii) or (iii) above, and such transaction shall have been consummated.

Notwithstanding the foregoing, any spin-off of a division or subsidiary of the Company to its shareholders shall not constitute a Change in Control of the Company.


     For purposes of this Section 11(b), 'Continuing Directors' shall mean the directors of the Company in office on the Effective Date (as defined below) and any successor to any such director and any additional director who after the date of such effectiveness (i) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and
(ii) is not an 'affiliate' or 'associate' (as defined in Regulation 12B under the Exchange Act) at the time of his nomination or selection of any person who is the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of the Company's outstanding securities then ordinarily entitled to vote for the election of directors.


     The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, in an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16(a) of the Exchange Act.

     12. NONTRANSFERABILITY. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant while the participant is rendering services to the Company, each Stock Option or Stock Appreciation Right theretofore granted to him shall be exercisable during such period after his death as the Committee shall in its discretion set forth in such option or right at the date of grant (but not beyond the stated duration of the option or right) and then only:

          (a) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution; and

          (b) To the extent that the deceased participant was entitled to do so at the date of his or her death. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the award of the Benefit.


     13. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change in control of the Company, for the payment of the value of Benefits to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.


     14. FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price for the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradeable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

     15. WITHHOLDING. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipients an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount to be withheld.


     16. TENURE. A participant's right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.


     17. UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.


     18. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.


     19. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Benefit granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 19 shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) materially increase the total number of shares which may be issued under the Plan; (ii) materially increase the amount or type of Benefits that may be granted under the Plan; or (iii) materially modify the requirements as to eligibility for Benefits under the Plan.


     20.  GOVERNING LAW.  This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

     21.  COMPLIANCE WITH RULE 16B-3.  With respect to persons subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successors) promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     22. EFFECTIVE DATE. (a) The Plan shall become effective as of March 8, 1995, the date on which the Plan was adopted by the Board of Directors (the 'Effective Date'), provided that the Plan is approved by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company, and such approval of shareholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of shareholders shall be effective for purposes of Section 16 of the Exchange Act as of the date such shareholder approval is obtained and for all other purposes as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such shareholder approval, and if shareholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

     (b) This Plan shall terminate on March 7, 2005 (unless sooner terminated by the Board of Directors).

                                                                       EXHIBIT B

                                  LUMEX, INC.
               1995 STOCK RETAINER PLAN FOR NONEMPLOYEE DIRECTORS

     1. PURPOSE. The Lumex, Inc. 1995 Stock Retainer Plan for Nonemployee Directors (the 'Plan') is intended (i) to further the identity of interests of the directors of Lumex, Inc. (the 'Company') who are neither officers nor employees of the Company or its subsidiaries ('Nonemployee Directors') with the interests of the Company's shareholders, (ii) to stimulate and sustain constructive and imaginative thinking by such Nonemployee Directors, and (iii) to induce the service or continued service of the most highly qualified individuals to serve as Nonemployee Directors of the Company.

     2. PARTICIPANTS. All Nonemployee Directors are eligible to participate in the Plan and each such director will participate as described in Section 4 hereof.

     3. COMMON STOCK AVAILABLE UNDER THE PLAN. The aggregate number of shares of common stock, $.10 par value per share ('Common Stock'), of the Company that may issued under this Plan shall be 35,000 shares of Common Stock, which may be authorized and unissued shares or treasury shares, subject to any adjustments made in accordance with Section 6 hereof. If any shares of Common Stock issued pursuant to a Stock Retainer (as defined below) shall, after issuance, be reacquired by the Company for any reason, such shares may again be issued pursuant to the Plan, to the extent permitted by Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the 'Exchange Act').

     4. STOCK RETAINER. (a) Except as provided herein, from and after the Approval Date (as defined in Section 11 hereof), on March 31, June 30, September 30 and December 31 of each calendar year (each, a 'Payment Date'), each person serving as a Nonemployee Director on such Payment Date will, for service as such, be issued a number of shares of Common Stock ('Stock Retainer') equal to one-quarter ( 1/4) of the quotient obtained by dividing (i) seventy percent (70%) of his annual retainer or, in the case of the Lead Director, fifty percent (50%) of his annual retainer (the 'Retainer Amount') by (ii) the Fair Market Value (as defined herein) of a share of Common Stock on January 1 of such calendar year. To the extent that such calculation does not result in a whole number of shares, the fractional share shall be rounded upwards to the next whole number so that no fractional shares shall be issued.

     (b) Notwithstanding anything to the contrary in Section 4(a) hereof, on the first Payment Date after the Approval Date, each person who served as a Nonemployee Director on the Effective Date (as defined in Section 11 hereof) shall receive, in addition to the Stock Retainer payable hereunder on such Payment Date, a Stock Retainer in respect of the March 31, 1995 Payment Date (which was not previously paid pending shareholder approval of the Plan), subject to Sections 4(c), 4(d) and 4(f) hereof.

     (c) In the event that a Stock Retainer is to be paid on a Payment Date to a Nonemployee Director who shall have commenced service as a Nonemployee Director subsequent to the immediately preceding Payment Date, his Stock Retainer shall be adjusted to reflect the percentage of the quarter during which such Nonemployee Director served as such.

     (d) In the event a Nonemployee Director shall cease to serve as a director of the Company between Payment Dates, such person shall receive a Stock Retainer equal to the Stock Retainer that would otherwise have been paid on the immediately following Payment Date had such person continued to serve, adjusted to reflect the percentage of the quarter during which such person served as a Nonemployee Director, and such Stock Retainer shall be paid as soon as practicable following the date the Nonemployee Director ceases to serve as a director of the Company.

     (e) The stock certificate representing the Stock Retainer shall be delivered to each Nonemployee Director as soon as practicable following each Payment Date. After the delivery of the shares, each Nonemployee Director shall have all the rights of a shareholder with respect to such shares (including the right to vote such shares and the right to receive all dividends paid with respect to such shares); provided, however; shares of Common Stock received pursuant to a Stock Retainer in respect of a Payment Date may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of until at least six months and one day after such Payment Date.

     (f) Notwithstanding the foregoing, no Stock Retainer will be issued to a Nonemployee Director who is removed for cause, as specified in the Company's Restated Certificate of Incorporation, as the same may be amended.

     5. FAIR MARKET VALUE. For purposes of this Plan, Fair Market Value shall be the closing price for the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on the date of calculation) if the Company's Common Stock is readily tradeable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Board of Directors as the fair market value of the Common Stock of the Company.

     6.  ADJUSTMENT PROVISIONS.

     (a) In the event that any reclassification, split-up or consolidation of the Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or for shares of the stock or other securities or property of any other corporation or person, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur, (i) the number and class of shares that may be issued pursuant to Stock Retainers thereafter paid, and (ii) the number and class of shares that have not been issued under effective Stock Retainers, shall in each case be equitably adjusted as determined by the Board of Directors.

     (b) In the event that any spin-off or other distribution of assets of the Company to its shareholders shall occur, the number and class of shares that may be issued pursuant to Stock Retainers thereafter paid shall be equitably adjusted as determined by the Board of Directors.

     7.  GENERAL PROVISIONS.

     (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue to serve as a Nonemployee Director of the Company.


     (b) No shares of Common Stock shall be issued pursuant to a Stock Retainer unless and until all legal requirements applicable to the issuance of such shares have been complied with in the opinion of counsel to the Company. In connection with any such issuance, the person acquiring the shares shall, if requested by the Company, give assurances, satisfactory to counsel to the Company, in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.




     (c) No person (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan or subject to any Stock Retainer except as to such shares of Common Stock, if any, as shall have been issued to him.

     (d) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to Nonemployee Directors that the Company now has or may hereafter put into effect.

     (e) It shall be a condition to the obligation of the Company to issue shares of Common Stock hereunder, that the participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company shall have no obligation to issue, and the participant shall have no right to receive, shares of Common Stock.

     8.  DURATION, AMENDMENTS AND TERMINATION.

     (a) No Stock Retainers shall be paid under this Plan with respect to any period beginning after March 7, 2005. The Board of Directors may amend or suspend the Plan from time to time or terminate the Plan at any time; provided, however, that (i) no amendment shall become effective without the approval of the shareholders of the Company to the extent shareholder approval is required in order to comply with Rule 16b-3, and (ii) neither the Retainer Amount, nor any other provision of this Plan affecting the number of shares of Common Stock receivable pursuant to a Stock Retainer or the frequency with which Stock Retainers are paid, shall be amended or otherwise modified more than once every six months, except as may be necessary or appropriate to comport with the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act of 1974, as either of the same may be amended, or the rules and regulations promulgated thereunder.

     (b) No amendment, suspension or termination of this Plan shall adversely affect any Stock Retainer theretofore paid.

     9. GOVERNING LAW. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

     10.  COMPLIANCE WITH RULE 16B-3.  With respect to persons subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.



     11. EFFECTIVE DATE. (a) This Plan shall be effective as of January 1, 1995 (the 'Effective Date') when the Plan, having been approved by the Board of Directors on March 8, 1995, shall be approved by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company (the 'Approval Date').

     (b) This Plan shall terminate on March 7, 2005 (unless sooner terminated by the Board of Directors).

                                                                           PROXY

                                  LUMEX, INC.
                  ANNUAL MEETING OF SHAREHOLDERS--JUNE 5, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby nominates and appoints Carol G. Nelson, John C. Spratt and Alan H. Weingarten, or any one of them, as proxies of the undersigned, with power of substitution to each, to vote all shares of stock of LUMEX, INC. (the 'Corporation') which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Lumex, Inc., 81 Spence Street, Bay Shore, New York, 11706 on Monday, June 5, 1995 at 10:00 A.M. and at any adjournment or adjournments thereof with authority to vote said stock on the following matters:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1:

    1. Election of Two Directors.

                     Carol G. Nelson         John C. Spratt

    / / VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any):

    ----------------------------------------------------------------------------

    or / / VOTE WITHHELD from all nominees.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2:

    2. Approval of proposed Lumex, Inc. 1995 Omnibus Incentive Plan.

                      / / FOR   / / AGAINST   / / ABSTAIN

                                     (Continued, and to be signed on other side)

(Continued from other side)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3:

    3. Approval of proposed Lumex, Inc. 1995 Stock Retainer Plan for Nonemployee Directors.

                      / / FOR   / / AGAINST   / / ABSTAIN

    4. Upon such other matters as may properly come before the meeting:

    UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED 'FOR' PROPOSALS 1, 2 AND 3. DISCRETION WILL BE USED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

    NOTE: Please sign and return promptly in the envelope provided. No postage is required if mailed in the United States.

                                                      Date:             , 1995
                                                           -------------

                                                      --------------------------
                                                              (Signature)

                                                      --------------------------
                                                              (Signature)

                                                      Please sign exactly as
                                                      your name appears. When
                                                      signing as attorney,
                                                      executor, administrator,
                                                      trustee or guardian,
                                                      please set forth your full
                                                      title. If signer is a
                                                      corporation, please sign
                                                      the full corporation name
                                                      by a duly authorized
                                                      officer. Joint
                                                      shareholders should each
                                                      sign.